Exhibit 10.32

NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY AND ASSIGNMENT AGREEMENT

WHEREAS, I, [NAME], an employee of Aetna Inc. or one of its subsidiaries or affiliates (collectively, the "Company"), will be entrusted with knowledge of the Company’s information and materials described below, and will be trained and instructed in the Company’s particular operational methods; and

WHEREAS, I am desirous of being in the Company’s employment as an at-will employee;

NOW, THEREFORE, in consideration of my employment with the Company, the Company providing to me Confidential Information as described below and other good and sufficient consideration, I hereby covenant and agree as follows:

1.
I covenant and agree that so long as I am employed with the Company and for a period of twelve (12) months after my employment with the Company has been terminated for any reason, whether with or without cause and whether voluntarily or involuntarily, I will not directly or indirectly, (a) engage in the ownership (except less than 1% of the outstanding capital stock of any publicly traded company) of, (b) become an employee of, or (c) act as a consultant or contractor to, any competitor of the Company engaged in health care business ("Competitor"). For purposes of Paragraph 1 of this Agreement, "Competitor" shall mean the four companies (and their respective subsidiaries and affiliates) on a list provided by the Company to me (the “Specified Entities”). The initial list of Specified Entities shall be provided simultaneously with execution of this Agreement. The Specified Entities may be changed by the Company from time to time (but shall never be more than four) by delivering a new list to me, provided that any change in the list delivered to me within 90 days prior to or at any time after termination of my employment with the Company shall be null and void. Notwithstanding the foregoing, if my employment is involuntarily terminated by the Company, other than for cause, the length of this non-competition convenant shall not exceed the length of the period in which severance and/or salary continuation benefits are paid to me by the Company. The Company does not intend to enforce the restrictions in this paragraph to the extent (a) such enforcement would violate applicable law or (b) the restrictions are invalid or void under applicable law.

2.
I covenant and agree that for a period of twenty-four (24) months after my employment with the Company has been terminated for any reason, whether with or without cause and whether voluntarily or involuntarily, I will not directly or indirectly (a) solicit or aid in the solicitation of any employee of the Company, (b) solicit or aid in the solicitation on behalf of a Competitor of any customer of the Company with whom I have been personally involved, either directly or indirectly, or (c) induce any health care supplier or provider, broker or agent of the Company to cease or curtail providing services to the Company. As used in this Agreement, for solicitation purposes only a “Competitor” is any company or organization that develops, administers, operates, offers or solicits offers regarding medical, pharmacy, dental, behavioral health, group life, long-term care and disability, medical management, networks, insurance or plans to employers, employees or individuals. The Company does not intend to enforce the restrictions in this paragraph to the extent (a) such enforcement would violate applicable law or (b) the restrictions are invalid or void under applicable law.

3.
The Company agrees to provide me with access to the Company's trade secrets, confidential information, and proprietary materials which may include but are not limited to the following categories of information and materials: methods, procedures, computer programs, databases, customer lists and identities, provider lists and identities, employee lists and identities, processes, premium and other pricing information, research, payment rates, methodologies, contractual forms, and other information which is not publicly available generally and which has been developed or acquired by the Company with considerable effort and expense (“Confidential Information”). I covenant and agree to hold all of the foregoing trade secrets, Confidential Information and proprietary materials in the strictest confidence and shall not disclose, divulge or reveal the same to any person or entity during the term of my employment with the Company or at any time thereafter.

4.
I understand that I am an at-will employee and that either I or the Company may terminate our employment relationship at any time, with or without cause or notice. Upon such termination, and prior to such termination upon request of the Company, I shall immediately return to the Company all Company property, documentation, trade secrets, Confidential Information and proprietary materials in my possession, custody or control, and shall return any copies thereof. After termination of my employment with the Company, I further agree to cooperate reasonably with all matters requested by the Company within the scope of my employment with the Company.

5.
The purpose of this Agreement, among other things, is to protect the Company from unfair or inappropriate competition and to protect its trade secrets, Confidential Information and business relationships. I agree that if the scope of enforcement of this Agreement is ever disputed, a court or other competent trier of fact may modify and enforce it to the extent it believes is lawful and appropriate.

6.
I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). I further acknowledge that, while employed by the Company, I may develop ideas, inventions, innovations, procedures, methods, know-how or other works which relate to the Company's current or are reasonably expected to relate to the Company’s future business that may be patentable. To the extent any such works may be patentable, I agree that the Company may file and prosecute any application for patents in my name and that I will, on request, assign to the Company (and take all such further steps as may be reasonably necessary to perfect the Company's sole and exclusive ownership of) any such application and any patents resulting therefrom.

7.
I acknowledge that compliance with this Agreement is necessary to protect the business and good will of the Company and that any actual or prospective breach will cause injury or damage to the Company which may be irreparable and for which money damages may not be adequate. I therefore agree that if I breach or attempt to breach this Agreement, the Company shall be entitled to obtain temporary, preliminary and permanent equitable relief, without bond, to prevent irreparable harm or injury, and to money damages, together with any and all other remedies available under applicable law. I understand that I shall be liable to pay the Company's reasonable attorneys' fees and costs in any successful action to enforce this agreement.

8.
Any controversy or claim arising out of or relating to this Agreement or the breach, termination, or validity thereof, except for temporary, preliminary, or permanent injunctive relief or any other form of equitable relief, shall be settled by binding arbitration administered by the American Arbitration Association (“AAA”) and conducted pursuant to the AAA's Employment Arbitration Rules and Mediation Procedures.

9.
This Agreement shall be construed in accordance with the laws of the State of Connecticut. I hereby irrevocably consent to the personal jurisdiction of the courts of the State of Connecticut, it being acknowledged that the Company maintains its headquarters in said location.

10.
This Agreement (together with the list of Specified Entities referenced in Paragraph 1) constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made or relied upon by any party. No modification or change to this Agreement shall be binding upon any party unless in writing executed by all parties.

11.	I acknowledge that the Company is relying upon my foregoing commitments and obligations in revealing trade secrets and confidential information to me, in making any future annual bonus or salary increase and/or any other payments to me, and in otherwise employing me.

IN WITNESS WHEREOF, the parties, intending to be legally bound, state that they understand this Agreement, enter into it freely, and have duly executed it below.

Executed by:	Accepted by:
[ ]	AETNA INC.

______________________________	By:_______________________________
<name> (Signature)

______________________________	______________________________
(Printed Name)	(Date)

______________________________
(Title)

______________________________
(Date)